AMENDMENT TO THE
FUND SERVICING AGREEMENT

THIS AMENDMENT effective as of the last date on the signature block, to the Fund Servicing Agreement (the “Agreement”) dated as of December 27, 2021, as amended, is entered into by and between TOTAL FUND SOLUTION, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended to add the following Fund:
Cromwell Greenspring Mid Cap Fund

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.
NOW, THEREFORE, the parties agree as follows:
1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.
TOTAL FUND SOLUTION    U.S. BANCORP FUND SERVICES, LLC
By:    /s/ Michael J. Weckwerth        By:    /s/ Jason Hadler
Name:    Michael J. Weckwerth        Name:    Jason Hadler
Title:    President and Chairman        Title:    Sr. Vice President
Date:    7/11/2023        Date:    7/12/2023

Exhibit A to the Fund Servicing Agreement
Cromwell Investment Advisors
Name of Series
Cromwell Marketfield L/S Fund
Cromwell CenterSquare Real Estate Fund
Cromwell Tran Capital Focused Fund
Cromwell Foresight Global Sustainable Infrastructure Fund
Cromwell Greenspring Mid Cap Fund

Fund Start-up & Registration Services Project Fee Schedule at December 2021
Regulatory Administration Service Proposal – In support of external legal counsel
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
Negotiated Fee – four funds and above
(Includes MST external counsel fee, subject to services provided; if applicable)
Additional fee of $[ ] per sub-adviser
Additional fee of $[ ] per drafting multi-manager exemptive application (does not include outside legal costs)
MST may require up to $[ ] in escrow
Additional Regulatory Administration Services
Subsequent new fund launch – $[ ] per fund or as negotiated
Subsequent new share class launch – $[ ] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed [ ] % following the selection of U.S. Bank and [ ] % 75 days after the preliminary registration statement is filed with the SEC.

Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*+
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum Annual Fee: $[ ] per fund+

Additional fee of $[ ] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Additional fee of $[ ] for each intraday NAV calculations in excess of [ ] strike per day
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
$[ ] – Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] – Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
$[ ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ] - Intraday money market funds pricing, up to [ ] times per day
$[ ] per Month Manual Security Pricing (>[ ] day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.
Corporate Action and Factor Services
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
$[ ] per security per month for fund administrative data

SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
+ Subject to a [ ] % discount until net assets of the fund reach $[ ] million. From $[ ] million to $[ ] million subject to a [ ] % discount on the entire basis points, minimum or base fees. After $[ ] million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.

Fees are calculated pro rata and billed monthly.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee per CUSIP+            $[ ] for first CUSIP in Fund Complex
$[ ] each additional class CUSIP in Fund Complex
Open Accounts                $[ ] per open account
Closed (zero balance) Accounts         $[ ] per closed account
Daily Accrual Fund Accounts        $[ ] per open account
Annual Basis Point Fee per Fund+
[ ] basis point on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), ~~,~~ EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – “All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

+ Subject to a [ ] % discount until net assets of the fund reach $[ ] million. From $[ ] million to $[ ] million subject to a [ ] % discount on the entire basis points, minimum or base fees. After $[ ] million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.
Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
$[ ] for the first fund (subject to Board approval)
$[ ] for each additional fund [ ] -[ ] (subject to change based on Board review and approval)
$[ ] for each fund over [ ] funds
$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
$[ ] per external distributor
$[ ] onboarding fee per fund complex
oPer adviser relationship, and subject to change based upon board review and approval.
For more than one fund, fees will be aggregated and allocated equally.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ] per sub-account per year
Daily Compliance Services (if required)
Base fee+ – $[ ] per fund per year
Setup – $[ ] per fund group

+ Subject to a [ ] % discount until net assets of the fund reach $[ ] million. From $[ ] million to $[ ] million subject to a [ ] % discount on the entire basis points, minimum or base fees. After $[ ] million, the discount will be removed entirely. Fees and minimums (including discounts) will be calculated and determined each month.
Section 18 Compliance Testing
$[ ] set up fee per fund complex
$[ ] per fund per month
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situation:
Fee will be accessed.
Rule 2a-5 Reporting (valuation reporting and support):
$[ ] per fund
Customized delivery of data:
TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First [ ] included in core services) – $[ ] per additional estimate
State tax returns - (First [ ] included in core services) – $[ ] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate

State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $[ ] per fund

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
$[ ] per transfer to successor trustee
$[ ] per participant distribution (Excluding SWPs)
$[ ] per refund of excess contribution
$[ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
$[ ] per outgoing wire transfer or overnight delivery
$[ ] per telephone exchange
$[ ] per return check or ACH or stop payment
$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
$[ ] –per fund group, Inquiry only - no transaction capabilities
$[ ] per fund group, base transactional and maintenance functionality
[ ] year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to [ ]	$[ ]
[ ] – [ ]	$[ ]
[ ] +	$[ ]
Activity Fees
Per Login	$[ ] per event
Login Challenge (email or SMS Text)	$[ ] per event
Inquiry	$[ ] per event
Account Maintenance	$[ ] per event
Transaction – financial transactions, duplicate statements requests, etc.	$[ ] per event
New Account Set-up	$[ ] per event
Bank Verification Attempt	$[ ] per event

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Confirm Statements – $[ ] initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Investor Statements – $[ ] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Tax Statements – $[ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Compliance Documents – $[ ] initial setup fee
Related Digital Investor Fees
View Consent Enrollment – $[ ] per transaction
Consent Enrollment – $[ ] per transaction
View Statements – $[ ] per view
Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
[ ] year minimum term
Storage for [ ] years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for [ ] years and greater, if desired

Digital Investor customization charges apply
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[ ] per year
Per Record Charge
•Rep/Branch/ID – $[ ]
•Dealer – $[ ]
Price Files – $[ ] per record or $[ ] per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
Account inquiry
•Inquiry - $[ ] per event
•Vision ID - $[ ] per month per ID
Transaction Processing*
•Implementation Fee - $[ ] per Management Company

•Transaction – purchase, redeem, and exchange - $[ ] per event
•Monthly Minimum Charge - $[ ] per month
Electronic Statements*
•Implementation- $[ ] per fund group
•Load charges-$[ ] per image
•Archive charge (for any image stored beyond [ ] years)-$ [ ] per document

*Vision ID and event charges also apply.
•Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below [ ] IDs	$[ ]	$[ ]
[ ] -[ ] IDs	$[ ]	$[ ]
[ ] IDs and above	$[ ]	$[ ]

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[ ] per Email
Literature Fulfillment Services

■Account Management/Database Administration
●$ [ ] per month
●$ [ ] per SKU -Receiving
●$ [ ] per order - Order Processing
●$ [ ] per month per location - Skid Storage
●$ [ ] per SKU - Disposal

■Inbound Teleservicing Only
●$ [ ] per month (OR) - Account Management
●$ [ ] per call - Call Servicing

■Lead Source Reporting
●$ [ ] per month

■Closed Loop Reporting
●$ [ ] per month - Account Management
●$ [ ] per fund group Database Installation, Setup

■Miscellaneous Expenses
●Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
•Setup: $[ ] per user
•Support: $[ ] per user per month
ReportSource – Report and Data File Storage & Retrieval

•Setup: Included in initial fund setup on Transfer Agent system
•$[ ] per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $[ ] per file
•Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
•Support: $[ ] per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $[ ] one-time fee
•Support: $[ ] per file per month
Omnichannel Package
Unify Chat, Email, and Virtual Assistant offerings for a seamless online communications package.
$[ ] implementation (reflects discount of $[ ] from total individual services)
$[ ] per month administration (reflects discount of $[ ] from total individual services)
$[ ] per minute of chat (reflects discount of $[ ] per minute)
$[ ] per received email correspondence (reflects discount of $[ ] per email)
Chat Services
Implementation Fee – $[ ]
Monthly Fee – $[ ] per month
Per Chat Fee – $[ ] per chat or $[ ] per minute of chat
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[ ] setup per fund group
$[ ] per month administration
$[ ] per received email correspondence
Virtual Assistant
Implementation Fee – $[ ]
Monthly Administration Fee - $[ ]
Electronic Form Delivery and Signature Capture
Implementation fee – $[ ] (includes [ ] forms)
Additional setup fee – $[ ] for each additional form and email template
Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
Monthly minimum fee – $[ ] per month
Per electronic envelope Fee – $[ ]

Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$[ ] implementation
•$[ ] per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$[ ] implementation
•$[ ] per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

•$[ ] implementation
•$[ ] per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$[ ] implementation
•$[ ] per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
•$[ ] implementation
•$[ ] per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$[ ] implementation
•$[ ] per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$[ ] per month
Programming Services
$[ ] per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[ ] per direct open account per year
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[ ] per fund group per month
CTI Reporting
Integrated custom detailed call reporting – $[ ] per monthly report
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[ ] per Month

Dealer Survey Completion
Dealer fund survey requests – $[ ] per hour for completion and quality validation
Fund Event* Services
Programming & File Delivery – $[ ] /hour
Project Management/Analysis – $[ ] /hour
Account Data Retention – $[ ] /account/month until purged*
CUSIP Data Retention – $[ ] /CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent). FINCEN regulations require account retention for [ ] months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $[ ] per CUSIP
Expedited CUSIP Setup – $[ ] per CUSIP (Less than [ ] days)

Fund Characteristic Change
Fund Name Change – $[ ] per fund/ per change
Fund CUSIP Change – $[ ] per fund/ per change
MARS Sales Reporting & Compliance Services
Standard MARS Implementation Cost
$[ ] – $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to [ ] year of DST/TA2000 data)
Standard MARS Products & Services (Monthly fees)
$[ ] MARS Sales & Compliance Reporting (Includes [ ] Sale & [ ] Compliance Users)
$[ ] MARS Sales Reporting (Includes [ ] Sales Users)
$[ ] MARS 22c-2 Compliance (Includes [ ] Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial [ ] dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial [ ] GB of data. Each additional [ ] GB of storage space is $[ ] per month.

Standard MARS System Setup & Implementation Costs
$[ ] – SalesForce.com Integration (if added after initial MARS implementation)
$[ ] – Custom Data Interface
$[ ] – OmniSERV Setup ($[ ] Monthly Maintenance Fee)
$[ ] – Standard DCIO Interface Setup ($[ ] Monthly Maintenance Fee)
$[ ] – Standard Interface Setup ($[ ] Monthly Maintenance Fee)
$[ ] – Additional OmniSERV Interface ($[ ] Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)
$[ ] – Sales Reporting
$[ ] – 22c-2 Compliance
$[ ] – CRM
$[ ] – SFDC

MARS Training (in-person):
$[ ] /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]

Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
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Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
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Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
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Monthly Transactions [ ]K – [ ] K	$[ ]
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Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]

Additional Products & Services (Quoted Separately):

CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for [ ] days from the date requested. Once signed this agreement is binding for [ ] years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size:
$[ ] – MARS Lite Base Sales Reporting Only (Includes up to [ ] year of historical DST/TA2000 data)

MARS Lite Products & Services (Monthly fees):
$[ ] MARS Sales & Compliance Reporting
$[ ] MARS Sales Reporting Only
$[ ] MARS 22c-2 Compliance Only

Once an AUM of $[ ] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial [ ] dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial [ ] GB of data. Each additional [ ] GB of storage space is $[ ] per month. No CRM real-time integration. There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee):
$[ ] – Custom Data Interface
$[ ] – Additional OmniSERV Setup ($[ ] Monthly)
$[ ] – Standard DCIO Interface Setup ($[ ] Monthly)
$[ ] – Standard Interface Setup ($[ ] Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]

Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]
Monthly Transactions [ ]K – [ ] K	$[ ]

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need [ ] month of testing and report setup after go-live. This statement of work is valid for [ ] days from the date requested. Once signed this agreement is binding for [ ] years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under [ ] billion dollars. Once a client has reached and AUM of $[ ] billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Advisor’s signature as acknowledgement of the fee schedule on Exhibit A is not needed. Cromwell Investment Advisors LLC signed the fee schedule on Exhibit A on March 1, 2022.